                            ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                               SEPTEMBER 10, 1997


                                  BY AND AMONG

                           KELLSTROM INDUSTRIES, INC.

                                       AND

                           AERO SUPPORT HOLDINGS, INC.

                                       AND

                              AERO SUPPORT USA INC.

                                       AND

                                   ZVI BAR-ON

                                       AND

                               MORDECHAI MARKOWICZ

                                       AND

                                  MICHAEL NAVON

                                TABLE OF CONTENTS


                                        ARTICLE I

                                      DEFINITIONS......................................  1

                                        ARTICLE II

                                   PURCHASE AND SALE...................................  6

Section 2.01.        Assets Conveyed...................................................  6
Section 2.02.        Excluded Assets...................................................  8
Section 2.03.        Purchase Price....................................................  8
Section 2.04.        Liabilities Assumed by Kellstrom Subsidiary....................... 10
Section 2.05.        Instruments of Conveyance and Transfer of Books and
                       Records......................................................... 10
Section 2.06.        The Closing....................................................... 10

                               ARTICLE III

                     REPRESENTATIONS AND WARRANTIES
                       CONCERNING THE COMPANY AND THE PRINCIPALS....................... 11

Section 3.01.        Organization, Etc................................................. 11
Section 3.02.        Subsidiaries...................................................... 11
Section 3.03.        Capitalization.................................................... 11
Section 3.04.        Ownership of Assets............................................... 11
Section 3.05.        Authority and No Conflict; Consents............................... 11
Section 3.06.        Financial Statements; Books and Records........................... 12
Section 3.07.        No Undisclosed Liabilities........................................ 13
Section 3.08.        Corporate Action.................................................. 13
Section 3.09.        Absence of Changes................................................ 13
Section 3.10.        Taxes............................................................. 14
Section 3.11.        Leased Property................................................... 16
Section 3.12.        Environmental Protection.......................................... 17
Section 3.13.        Intellectual Property............................................. 17
Section 3.14.        Assets............................................................ 17
Section 3.15.        Inventories....................................................... 17
Section 3.16.        Product Warranty.................................................. 18
Section 3.17.        Personnel and Plans............................................... 18
Section 3.18.        Insurance......................................................... 19
Section 3.19.        Litigation........................................................ 19
Section 3.20.        Compliance with Law............................................... 20
Section 3.21.        Contracts, Obligations and Commitments............................ 20
Section 3.22.        Licenses.......................................................... 20


Section 3.23.        No Broker......................................................... 21
Section 3.24.        No Illegal or Improper Transactions............................... 21
Section 3.25.        Related Party Transactions........................................ 21
Section 3.26.        Suppliers and Customers........................................... 21
Section 3.27.        Accounts Receivable............................................... 22
Section 3.28.        Amounts Due From Principals and Affiliates........................ 22
Section 3.29.        No Misleading Statements.......................................... 22

                               ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS.................... 23

Section 4.01.        Due Authorization................................................. 23
Section 4.02.        No Conflict....................................................... 23
Section 4.03.        Brokers........................................................... 23
Section 4.04.        Securities Representation......................................... 24
Section 4.05.        HSR Matters....................................................... 24

                                ARTICLE V

                           REPRESENTATIONS AND WARRANTIES OF
                          KELLSTROM AND KELLSTROM SUBSIDIARY........................... 24

Section 5.01.        Organization...................................................... 24
Section 5.02.        Authority and No Conflict......................................... 24
Section 5.03.        Consents.......................................................... 25
Section 5.04.        Issuance of Warrants.............................................. 25
Section 5.05.        Reports of Kellstrom.............................................. 25
Section 5.06.        No Material Adverse Effect........................................ 26
Section 5.07.        Brokers........................................................... 26
Section 5.08.        HSR Matters....................................................... 26

                               ARTICLE VI

                   PRE-CLOSING COVENANT OF THE COMPANY
                                  AND THE PRINCIPALS................................... 26

Section 6.01         Name Change....................................................... 26

                               ARTICLE VII

                                    POST-CLOSING COVENANTS............................. 26

Post-Closing Covenants of all Parties Hereto........................................... 26
    Section 7.01.    General........................................................... 26
    Section 7.02.    Tax Matters....................................................... 27


Section 7.03         Kellstrom Subsidiary to Act as Agent for the Company.............. 28
Section 7.04         Delivery of Property Received by the Company or Kellstrom
                       Subsidiary After Closing........................................ 28
Section 7.05         Kellstrom Subsidiary Appointed Attorney for the Company........... 28
Section 7.06         Payment of Liabilities............................................ 29
Section 7.07         Subsequent Liability.............................................. 29
Section 7.08.        Consents.......................................................... 29
Section 7.09.        Non-Competition................................................... 29
Section 7.10.        Consulting Services.
Section 7.11.        Employee Matters.................................................. 30
Section 7.12.        Relocation........................................................ 31
Section 7.13.        Monthly DAGM Reports.............................................. 31

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO KELLSTROM'S AND KELLSTROM
                               SUBSIDIARY'S PERFORMANCE................................ 31

Section 8.01.        Accuracy of Representations and Warranties........................ 32
Section 8.02.        Performance....................................................... 32
Section 8.03.        No Material Adverse Effect........................................ 32
Section 8.04.        Certification by the Company...................................... 32
Section 8.05.        Certification by the Principals................................... 32
Section 8.06.        Absence of Litigation............................................. 32
Section 8.07.        Government Authorization.......................................... 32
Section 8.08.        Opinion of the Company's Counsel.................................. 32
Section 8.09.        Termination of Credit Facilities.................................. 33
Section 8.10.        Name Change....................................................... 33
Section 8.11.        Agreements........................................................ 33

                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO THE COMPANY'S
                           AND THE PRINCIPALS' PERFORMANCE............................. 33

Section 9.01.        Accuracy of Kellstrom's and Kellstrom Subsidiary's
                       Representations and Warranties.................................. 33
Section 9.02.        Performance....................................................... 33
Section 9.03.        No Material Adverse Effect........................................ 34
Section 9.04.        Certificates...................................................... 34
Section 9.05.        Absence of Litigation............................................. 34
Section 9.06.        Government Authorization.......................................... 34
Section 9.07.        Consents.......................................................... 34
Section 9.08.        Payment........................................................... 34
Section 9.09.        Opinion of Kellstrom's Counsel.................................... 34



                                    ARTICLE X

                                    INDEMNIFICATION.................................... 34

Section 10.01.       Survival of Representations and Warranties........................ 34
Section 10.02.       Indemnification Provisions for Benefit of Kellstrom............... 35
Section 10.03.       Indemnification Provisions for Benefit of the Company and
                       the Principals.................................................. 35
Section 10.04.       Matters Involving Third Parties................................... 36
Section 10.05.       Other Indemnification Provisions.................................. 37
Section 10.06.       Limitations on Indemnity and Liability............................ 38

                                   ARTICLE XI

                                      TERMINATION...................................... 38

Section 11.01.       Termination of Agreement.......................................... 38
Section 11.02.       Effect of Termination............................................. 38

                                   ARTICLE XII

                                     MISCELLANEOUS..................................... 39

Section 12.01.       Effect of Due Diligence........................................... 39
Section 12.02.       Press Releases and Public Announcements........................... 39
Section 12.03.       No Third Party Beneficiaries...................................... 39
Section 12.04.       Bulk Sales Law.................................................... 39
Section 12.05.       Entire Agreement.................................................. 39
Section 12.06.       Succession and Assignment......................................... 39
Section 12.07.       Counterparts...................................................... 39
Section 12.08.       Headings.......................................................... 39
Section 12.09.       Notices........................................................... 40
Section 12.10.       Governing Law..................................................... 40
Section 12.11.       Amendments and Waivers............................................ 40
Section 12.12.       Severability...................................................... 41
Section 12.13.       Expenses.......................................................... 41
Section 12.14.       Construction...................................................... 41
Section 12.15.       Incorporation of Exhibits, Annexes, and Schedules................. 42
Section 12.16.       Specific Performance.............................................. 42

                            ASSET PURCHASE AGREEMENT


        ASSET PURCHASE AGREEMENT, dated as of September 10, 1997 (this "AGREEMENT"), by and among (i) Kellstrom Industries, Inc., a Delaware corporation ("KELLSTROM"), (ii) Aero Support Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Kellstrom ("Kellstrom Subsidiary"),
(iii) Aero Support USA Inc., a New York corporation (the "COMPANY"), and (iv) Zvi Bar-On, Mordechai Markowicz and Michael Navon (together, the "PRINCIPALS" and each individually, a "PRINCIPAL").

                                    RECITALS:

               WHEREAS, Kellstrom, through Kellstrom Subsidiary, desires to purchase and the Company desires to sell substantially all of the assets used by the Company in the operation of its business (the "Business"), upon the terms and subject to the conditions set forth in this Agreement;

               WHEREAS, the Principals have determined that it is in the best interest of the Company, and in furtherance of its purposes, to sell substantially all assets, real and personal and mixed, tangible and intangible, owned or leased by the Company and associated with or employed in the operations of the Business, and substantially all other related operations owned or leased by the Company (pursuant to a plan to liquidate the Company) to Kellstrom Subsidiary, subject to the assumption by Kellstrom Subsidiary of those liabilities of the Company as are more fully described herein.

               NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        The following terms shall have the following respective meanings for all purposes of this Agreement:

        "Acquisition" shall mean the purchase and sale of the Assets pursuant to the terms of this Agreement.

        "Affiliate" or "affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate" the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

        "Affiliated Obligations" means the amounts owed to the Company by the Principals and their respective Affiliates, in the aggregate amount of $29,382.66 excluding reimbursement of expenses to Affiliates in accordance with prior practices of the Company disclosed to Kellstrom prior to the date hereof.

        "Additional Payments" has the meaning set forth in Section 2.03.

        "Additional Payments Schedules" has the meaning set forth in Section
2.03.

        "Agreement" shall mean this Asset Purchase Agreement, as it may be from time to time amended.

        "Assets" has the meaning set forth in Section 2.01.

        "Assigned Contracts" has the meaning set forth in Section 2.01.

        "Audited Balance Sheet" has the meaning set forth in Section 3.06.

        "Balance Sheet Date" has the meaning set forth in Section 3.07.

        "Business Day" shall mean any day, other than a Saturday, Sunday or a legal holiday under the Federal laws of the United States.

        "Closing" shall mean the consummation of the Acquisition pursuant to this Agreement.

        "Closing Date" shall mean the date the Closing takes place.

        "Closing Date Balance Sheet" has the meaning set forth in Section 2.03.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Confidential Information" shall mean all trade secrets and other confidential information concerning the Company including, without limitation, information regarding the operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information, information relating to governmental relations, and information relating to the products or services, whether patentable or not.

        "Consulting Agreement" shall mean the Consulting Agreement by and between Kellstrom Subsidiary and Zvi Bar-On, dated as of the date of this Agreement, in substantially the form of Exhibit A hereto.

        "Employee Plan" has the meaning set forth in Section 3.17.

        "Employment Agreements" shall mean the Employment Agreement by and between Kellstrom Subsidiary and Mordechai Markowicz, the Employment Agreement by and between Kellstrom Subsidiary and Michael Navon and the Employment Agreement by and between Kellstrom Subsidiary and Jack Portlock each dated as of the date of this Agreement, in substantially the forms of Exhibits B, C and C-1 hereto, respectively.

        "Environmental Laws" shall mean all laws, rules, regulations, statutes, ordinances, decrees or orders of any governmental entity relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful, and includes without limitation final and binding requirements related to the foregoing imposed by (i) the terms and conditions of any license, permit, approval or other authorization by any governmental entity, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any governmental entity. The term "Environmental Laws" shall include, but not be limited to the following statutes and the regulations promulgated thereunder as currently in effect: the Clean Air Act, 42 U.S.C. 'SS' 7401 et seq., the Clean Water Act, 33 U.S.C. 'SS' 1251 et seq., the Resource Conservation Recovery Act ("RCRA"), 42 U.S.C. 'SS' 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. 'SS' 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. 'SS' 2601 et seq., the Water Pollution Control Act, 33 U.S.C. 'SS' 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 'SS' 300f et seq., the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. 'SS' 9601 et seq., and any similar state, federal or local statute or ordinance.

        "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses, including without limitation Environmental Remediation Costs), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (a) pursuant to any agreement, order, notice, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements), or (b) pursuant to any claim by a governmental entity or other person for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such governmental entity or person pursuant to common law or statute.

        "Environmental Remediation Costs" shall mean all costs and expenses of actions or activities to (a) clean-up or remove Hazardous Materials from the environment, (b) prevent or minimize the movement, leaching or migration of Hazardous Materials into the environment, (c) prevent, minimize or mitigate the Release or threatened Release of Hazardous Materials into the environment, or injury or damage from such Release, and (d) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for legal, engineering or other consultant services, for investigation, testing, sampling and monitoring, for boring, excavation and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment and disposal of Hazardous Materials.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean any person, firm or entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Section 414(b), 414(c) or 414(m) of the Code, or which together with the Company is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

        "Excluded Assets" has the meaning set forth in Section 2.02.

        "Hazardous Materials" shall mean any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and spills or releases of petroleum products; and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any governmental entity under any Environmental Law.

        "HSR" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Fixed Payments" has the meaning set forth in Section 2.03.

        "Intellectual Property" has the meaning set forth in Section 2.01

        "Interim Balance Sheet" has the meaning set forth in Section 3.07.

        "Inventories" has the meaning set forth in Section 2.01.

        "IRS" shall mean the Internal Revenue Service.

        "Leased Personal Property" has the meaning set forth in Section 2.01.

        "Leasehold Improvements" means any and all leasehold improvements other than those which can be removed from the Leased Property without material damage to the walls or the floor.

        "Leasehold Related Indebtedness" shall mean the indebtedness to The Chase Manhattan Bank, N.A., in aggregate amount of $202,485.88, inclusive of principal and accrued interest, relating to the Leasehold Improvements evidenced by a term note, dated November 29, 1994, in the original principal amount of $150,000 and a term note, dated June 30, 1997, in the original principal amount of $200,000.

        "Liability" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "License" has the meaning set forth in Section 2.01.

        "Liens" means liens, charges, claims, pledges, security interests and encumbrances of any nature whatsoever.

        "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person and its subsidiaries taken as a whole. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

        "Material Adverse Event" shall mean an occurrence, event or development which has had or is reasonably likely to have a Material Adverse Effect.

        "Notes" has the meaning set forth in Section 2.03.

        "Permitted Liens" has the meaning set forth in Section 3.04.

        "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

        "Regulatory Authority" shall mean any foreign, United States Federal or state government or governmental authority.

        "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Treasury Regulations" means the regulations promulgated under the Code.

        "Warrants" shall mean the warrants to purchase shares of common stock (the "Common Stock"), par value $.001 per share, of Kellstrom to be issued to the Principals on the Closing Date in accordance with the terms of this Agreement, in substantially the form of Exhibits D-1 through D-3 hereto.

        "Yearly Unaudited Financial Statements" has the meaning set forth in
Section 3.05.

                                   ARTICLE II

                                PURCHASE AND SALE

        Section 2.01. Assets Conveyed. At the Closing, and upon the basis of the representations, warranties, covenants and agreements contained herein, the Company shall sell, transfer, assign, convey and deliver to Kellstrom Subsidiary, all of the Company's right, title and interest in and to the Assets (as defined below) free and clear of all Liens except for the Permitted Liens. The "Assets" shall mean all those personal, tangible and intangible properties, and the real property and improvements of the Company used in connection with the operation of the Business as set forth below other than Excluded Assets including without limitation, those more particularly described in the Schedules to this Section 2.01, including the going concern value of the Business:

                      (a) all the rights and benefits accruing to the Company under all agreements, contracts, arrangements, leases with respect to personal property, guarantees, commitments and orders, whether written or oral, between the Company and any third party, including without limitation, the contracts listed in Schedule 2.01(a) hereto (the "Assigned Contracts");

                      (b) all of the Company's inventories of raw materials, engines (including engines held for lease), parts, work-in-process, intermediates and finished goods, if any ("Inventories");

                      (c) all manufacturing, production, maintenance and testing machinery and equipment, computers, computer hardware and software, tools, supplies, furniture, vehicles, and other tangible personal property and assets of the Company related to the Business, including, without limitation, the items listed on Schedule 2.01(c) hereto;

                      (d) all the interest of and the rights and benefits accruing to the Company as lessee under the leases or rental agreements covering machinery, equipment, computers, computer hardware and software, vehicles and other tangible personal property as described in Schedule 2.01(d) hereto (the "Leased Personal Property");

                      (e) all accounts and notes receivable (including without limitation, any claims, remedies and other rights related thereto) evidencing rights to payment for services rendered through the Closing Date, except for the Affiliated Obligations (it being understood and agreed that such Affiliated Obligations shall be repaid prior to the Closing Date);

                      (f) all operating data and records of the Company relating to the Business, including, without limitation, client lists and records, referral sources, production reports and records, equipment logs, operating guides and manuals, projections, copies of financial, accounting and personnel records, correspondence and other similar documents and records;

                      (g) all claims, warranty rights, causes of action and other similar rights granted or owing to the Company arising out of the Business to the extent the same are assignable;

                      (h) all of the Company's rights, to the extent of such rights, to use the names set forth on Schedule 2.01(h) and all variations on any thereof for any and all purposes;

                      (i) all the intellectual property of the Company, including, without limitation, all software and software libraries, processes, formulae, methods, plans, research data, marketing plans and strategies, forecasts, patents and patent applications, inventions, discoveries, know-how, trade secrets and ideas (including those in the possession of third parties, but which are the property of the Company), Confidential Information, and all drawings, records, books or other indicia of the foregoing, trademarks, servicemarks, tradenames, licenses, copyrights, operating rights, permits and other similar intangible property and rights (the "Intellectual Property");

                      (j) all licenses, permits, approvals, qualifications, consents and other authorizations (the "Licenses") necessary for the lawful conduct, ownership and operation of the Business, including those described on
Schedule 2.01(j), to the extent the same are transferrable;

                      (k) all prepaid expenses and cash and cash equivalents of the Company;

                      (l) all goodwill and going-concern value of the Company and the Business; and

                      (m) all other assets and properties of any nature whatsoever held by the Company, either directly or indirectly, and used in, allocated to, or required for the conduct of the Business, but excluding the Excluded Assets (as defined in Section 2.02 below).

        Section 2.02. Excluded Assets. Anything to the contrary in Section 2.01 notwithstanding, the Assets shall exclude and Kellstrom Subsidiary shall not purchase (i) all tax books of the Company other than those relating to sales, use and other state and local taxes, books and ledgers relating to the ownership interests in the Company, and minutes of meetings of, and actions taken by, the Company's shareholders, (ii) the rights which accrue or will accrue to the Company under this Agreement, (iii) any Employee Plan, other than the Oxford Health Insurance Policy, Group No. AS067*01,01SC (the "Oxford Plan"), (iv) the Affiliated Obligations, (v) the Leasehold Improvements, (vi) the construction contract, dated February 6, 1997, between Paul Bavosa Construction Management Inc. and the Company with respect to the renovation of the lobby at 44 Hudson Street, New York, New York, (vii) all rights, under (a) the automobile lease, dated May 9, 1995, with Zumbach Sports Cars Ltd. and World Omni Financial Corp. for the Land Rover operated by Zvi Bar-On, to the extent, if any, that the Company is a party thereto, and (b) the automobile lease, dated August 1997, with Rallye Lexus and Lexus Credit for the 1997 Lexus SC300 operated by Mordechai Markowicz, to the extent, if any, that the Company is a party thereto,
(viii) the life insurance policy, in the amount of $1,000,000, on the life of Zvi Bar-On and (ix) the assets set forth on Schedule 2.02 hereto (collectively, the "Excluded Assets").

        Section 2.03. Purchase Price.

                      (a) The aggregate purchase price (the "Purchase Price") to be paid by Kellstrom Subsidiary for (i) the Inventory shall consist of $1 million payable by wire transfer of immediately available funds plus the assumption of an amount of the Assumed Liabilities equal to the difference between $1 million and the portion of the Purchase Price allocated to the Inventory pursuant to Schedule 7.02 and (ii) the Assets other than the Inventory shall consist of (A) $1,080,000 in cash, payable by wire transfer of immediately available funds, (B) the promissory notes of Kellstrom Subsidiary to be delivered at Closing in the forms of Exhibits E-1, E-2, and E-3 (the "Notes") which Notes shall provide for fixed payments (the "Fixed Payments") of an aggregate principal amount of $11,687,867 (subject to adjustment as set forth in paragraph (b) of this Section 2.03), (C) such additional payments (the "Additional Payments"), if any, which may be made as described in Schedules 2.03(a)(1), 2.03(a)(2) and 2.03(a)(3) hereto (collectively, the "Additional Payments Schedules"), (D) warrants to purchase up to an aggregate of 250,000 shares of common stock, par value $.001 per share, of Kellstrom (the "Common Stock"), in the form attached hereto as Exhibits D-1 through D-3 (the "Warrants") and (E) the assumption of the balance of the Assumed Liabilities not assumed in consideration of the purchase of the Inventory pursuant to clause (i) hereof. The Notes shall be secured by letters of credit in an aggregate amount of $11.5 million from Barnett Bank, N.A.

                      (b) Adjustments to Purchase Price. (i) As soon as practicable and in any event no later than ninety (90) days after the Closing Date, Kellstrom shall deliver to the Principals a consolidated balance sheet of the Company as of the Closing Date, prepared by Kellstrom's independent auditors in accordance with generally accepted accounting principles and on a basis consistent with the Yearly Unaudited Financial Statements (the "Closing Date Balance Sheet"). Kellstrom shall bear the costs of preparing the Closing Date Balance Sheet.

                          (ii) If the Closing Date Balance Sheet as determined
pursuant to this Section 2.03 reflects that the amounts owed to the Company by the Principals and their respective Affiliates is more than or less than $29,382.66, then the purchase price owed to the Company shall be reduced by the return to Kellstrom Subsidiary of cash in the amount of such excess or increased by the payment to the Company in the amount of such shortfall, it being agreed that, in preparing the Closing Date Balance Sheet, no changes shall be made to entries for the reimbursement of expenses of Affiliates if they were made in accordance with prior practice of the Company disclosed to Kellstrom prior to the date hereof.

                          (iii) Any amounts owed by any party hereto pursuant to
this Section 2.03 shall be paid by wire transfer of immediately available funds no later than ten (10) days following receipt by the Principals of the Closing Date Balance Sheet.

                      (c) Right to Contest Closing Date Balance Sheet and Calculation of the Additional Payments. In connection with the adjustment to the Purchase Price which may be made pursuant to clause (b)(ii) above based on the Closing Date Balance Sheet and the calculation of the Additional Payments, the Principals shall be entitled to:

                          (i) at their own expense, have their certified public
accountants review (i) Kellstrom Subsidiary's calculation of DAGM (as defined in the Additional Payments Schedules) and determination of any Additional Payment (the "Kellstrom Determination") in order to confirm the calculation thereof and
(ii) the Closing Date Balance Sheet to confirm the amount of the Affiliated Obligations as of the Closing Date. The Principals shall complete their review as promptly as possible but in no event later than thirty (30) days following receipt of Kellstrom Determination and payment, if any, of the Additional Payment due therewith, or the Closing Date Balance Sheet, as applicable.

                          (ii) If, within thirty (30) days (or such shorter
period) following receipt by the Principals of the Kellstrom Determination or the Closing Date Balance Sheet, as applicable, the Principals object to any part thereof, the Principals shall notify in writing (each, an "Objection Notice") Kellstrom, specifying in reasonable detail the nature of the objections. If the Principals do not deliver an Objection Notice within such 30-day period, the calculation of the applicable DAGM and Additional Payment or the Affiliated Obligations as of the Closing Date as applicable, shall be deemed final and binding. If the Principals do timely deliver an Objection Notice, the Principals and Kellstrom shall promptly seek to agree upon any disputed matters. If full agreement is not reached within ten (10) business days following the date of the Objection Notice, the parties shall jointly designate a firm of independent certified public accountants having no past or current affiliation with Kellstrom, the Principals or any of their respective affiliates to resolve any disputed matters in accordance with this paragraph and, if the parties cannot jointly agree on the designation of such a firm within twenty (20) business days following the date of the Objection Notice, the parties shall jointly request the American Institute of Certified Public Accountants promptly to designate a firm of independent certified public accountants having no past or current affiliation with Kellstrom, the Principals or any of their respective affiliates.

The firm so designated shall, within thirty (30) days thereafter, determine all unresolved issues between Kellstrom Subsidiary and the Principals in accordance with generally accepted accounting principles in the United States consistently applied and certify in writing the resolution thereof to the Principals and Kellstrom Subsidiary. The costs and expenses of such firm shall be borne by the Principals unless the firm designated in the preceding sentence determines that the Additional Payments due amount to 105% or more, or the Affiliated Obligations set forth on the Closing Date Balance Sheet amount to 95% or less, in each case of the amount objected to by the Principals, in which cases such costs shall be borne by Kellstrom or Kellstrom Subsidiary. The applicable DAGM and Additional Payment or the Affiliated Obligations as of the Closing Date, as applicable, with such changes as are agreed upon between the Principals and Kellstrom Subsidiary or their respective accountants or as so determined by the independent accounting firm appointed pursuant to the terms hereof, shall be deemed final and binding.

        Section 2.04. Liabilities Assumed by Kellstrom Subsidiary. In further consideration for the sale of the Assets, on the Closing Date, Kellstrom Subsidiary shall assume and agree to pay, perform and discharge the Assumed Liabilities. For purposes of this Agreement, the term "Assumed Liabilities" shall mean all the Liabilities of the Company, excluding (i) any liabilities for transactional and advisory costs, including, without limitation, attorneys' and accountants' fees and expenses, incurred in connection with the transactions contemplated hereby or the proposed sale of the Company or any equity interest therein (collectively, "Transaction Costs"), (ii) Taxes measured by income owing by the Company to any governmental agency or other taxing authority, (iii) any Employee Plan, other than the Oxford Plan (iv) any Liabilities arising out or relating to the Excluded Assets other than the Leasehold Related Indebtedness, and (v) any guarantees whatsoever by the Company of the Small Business Administration loan approved on June 28, 1994 to Zvi Bar-On in the original principal amount of $800,000. Nothing in this Section 2.04 shall in any way limit the right of Kellstrom or Kellstrom Subsidiary to indemnification under this Agreement.

        Section 2.05. Instruments of Conveyance and Transfer of Books and Records. At the Closing, the Company shall deliver to Kellstrom Subsidiary, such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment, satisfactory in form and substance to Kellstrom Subsidiary and its counsel, as may be reasonably requested by Kellstrom Subsidiary, in order to convey to Kellstrom Subsidiary good and marketable title to the Assets, free and clear of all Liens other than Permitted Liens. Kellstrom Subsidiary shall pay all sales, use, transfer or stamp taxes, or similar charges, payable by reason of the sale hereunder.

        Section 2.06. The Closing.

                      Assuming the satisfaction or the waiver of satisfaction of the conditions contained herein, the Closing will take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 as soon as possible but in no event later than 9:00 a.m. on September 10, 1997. This date is the "Closing Date."

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                    CONCERNING THE COMPANY AND THE PRINCIPALS

        Each of the Company and Principals, jointly and severally, represent and warrant to Kellstrom and Kellstrom Subsidiary that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the schedules delivered by the Principals to Kellstrom and Kellstrom Subsidiary on the date hereof (the "Schedules").

        Section 3.01. Organization, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to conduct its Business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly qualified or licensed to do Business and is in good standing as a foreign corporation in each jurisdiction where the character of its Business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect, all of which jurisdictions are set forth on Schedule 3.01. The Company has heretofore delivered to Kellstrom true and correct copies of its Certificate of Incorporation and By-laws as in effect on the date hereof.

        Section 3.02. Subsidiaries. The Company has no equity interest in any corporation, partnership, joint venture or other legal entity.

        Section 3.03. Capitalization. The Principals are the sole stockholders of the Company. No contract, commitment or undertaking of any kind has been made for the issuance of any additional capital stock or other interests in the Company; nor is there in effect or outstanding any subscription, option, warrant or preemptive or other right to acquire any of such capital stock or other instruments convertible into or exchangeable for any of such capital stock.

        Section 3.04. Ownership of Assets. The Company is the legal and beneficial owner of the Assets, free and clear of any Liens other than the Liens described on Schedule 3.04 hereto (the "Permitted Liens") and the Company has full right, power and authority to sell, transfer, assign, convey and deliver all of the Assets to be sold by it hereunder and delivery thereof will convey to Kellstrom Subsidiary good, absolute and marketable title to said Assets, free and clear of any Liens except for Permitted Liens and except to the extent that consents have not been obtained.

        Section 3.05. Authority and No Conflict; Consents. (a) The Company has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all other documents and agreements to be entered into in connection herewith or necessary to give effect to the provisions of this Agreement, and this Agreement and such other documents and agreements have been duly authorized, executed and delivered by the Company. Except to the extent that consents are required as set forth on Schedule 3.05(a), the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Company's governing instruments; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other Regulatory Authority to which the Company or its assets or Business is a party or to which the Company is subject; (c) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which the Company is a party or to which the Company's assets or Business is subject, or constitute a default or loss of any material right thereunder or the creation of any material Liens upon the Company's assets; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material License. All action and other authorizations prerequisite to the execution of this Agreement and the consummation of the transactions contemplated hereby have been taken or obtained by the Company and the Principals. This Agreement is the valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

        (b) Other than as set forth on Schedule 3.05(a) hereto, the execution, delivery and performance by the Company of this Agreement, and the performance of the transactions contemplated by this Agreement, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any Regulatory Authority or any other third party except for such authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

        Section 3.06.        Financial Statements; Books and Records.

        (a) Financial Statements Provided. A copy of the balance sheet of the Company for the fiscal year ended December 31, 1996 has been attached as
Schedule 3.06(a) hereto (the "Audited Balance Sheet"). Also attached hereto as
Schedule 3.06(a) are the related statements of operations, stockholders' equity and cash flows of the Company for the fiscal year ended December 31, 1996 (the "Yearly Unaudited Financial Statements"). Also attached hereto as Schedule 3.06(a) are unaudited financial statements of the Company for the six months ended June 30, 1997 (the "Interim Financial Statements"), which financial statements have been prepared on the same basis as the Audited Balance Sheet and the Yearly Unaudited Financial Statements, subject to normal year-end adjustments and accruals (none of which is expected to be material). (The Audited Balance Sheet, the Yearly Unaudited Financial Statements and the Interim Financial Statements are collectively referred to as the "Financial Statements.") The Financial Statements are true and correct in all material respects, are consistent with the books and records of the Company, fairly represent in all material respects the financial condition and results of operations of the Company as at and for the periods reflected therein, have been prepared in accordance with generally accepted accounting principles in the United States (and more particularly in accordance with the cost accounting methods described on
Schedule 3.06(a)) except, in the case of unaudited financial statements, for the lack of footnotes, and the Audited Balance Sheet has been audited by Anchin, Block & Anchin L.L.P., certified public accountants.

        Section 3.07. No Undisclosed Liabilities. Except as set forth in the notes to the Financial Statements or on Schedule 3.07 hereto, the Liabilities on the balance sheet included in the Interim Financial Statements (the "Interim Balance Sheet") consist solely of accrued obligations and Liabilities incurred by the Company in the ordinary course of business to Persons which are not Affiliates of the Company. There are no Liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a Liability, other than (i) Liabilities disclosed on Schedule 3.07, in the notes to the Financial Statements or in the Interim Financial Statements, and (ii) Liabilities which have arisen after June 30, 1997 (the "Balance Sheet Date") in the ordinary course of business and consistent with past practice (none of which is a Liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit) which, whether individually or in the aggregate, could or could reasonably be expected to have a Material Adverse Effect. There are no asserted claims for indemnification by any Person against the Company under any law or agreement or pursuant to the Company's Certificate of Incorporation or By-laws and neither the Company nor any of the Principals is aware of any facts or circumstances that might reasonably give rise to the assertion of such a claim against the Company thereunder.

        Section 3.08. Corporate Action. All corporate action of the Board of Directors and of the stockholders of the Company taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and the Certificate of Incorporation and By-laws of the Company, and has been duly recorded in its corporate minute books (which have been made available for inspection by Kellstrom).

        Section 3.09. Absence of Changes. Except as disclosed on Schedule 3.09 hereto or otherwise approved in writing by Kellstrom, since the Balance Sheet Date, there has not been, with respect to the Company, any (a) transaction by the Company except in the ordinary course of business as conducted during the 12-month period ending on that date; (b) capital expenditures exceeding $100,000 or Inventories expenditures exceeding $500,000, in each case in the aggregate;
(c) Material Adverse Event or Material Adverse Effect; (d) destruction, damage to, or loss of any asset (whether or not covered by insurance) that, individually or in the aggregate has a Material Adverse Effect; (e) labor trouble or other event or condition relating to employment or labor matters of any character that, individually or in the aggregate, could have a Material Adverse Effect; (f) any increase in compensation payable to, or any employment, bonus or compensation agreement entered into with, any employees or consultants of the Company (other; than those made after consultation with

Kellstrom); (g) change in accounting methods or practices (including, without limitation, changes in depreciation or amortization policies or rates) by the Company; (h) revaluation of the Company's assets; (i) sale or transfer of any asset of the Company except in the ordinary course of business; (j) amendment or termination of any material contract, agreement, or license to which the Company is a party; (k) loan or other investment by the Company to or in any person or entity, or guaranty of any loan other than travel or other job-related expenses advanced to employees in the ordinary course of business not exceeding $30,000 in the aggregate; (l) commitment to borrow money or any mortgage, pledge, or other encumbrance of any asset of the Company or grant or commitment to grant a mortgage, pledge, or other encumbrance of any asset of the Company; (m) waiver or release of any right or claim of the Company except in the ordinary course of business; (n) material obligation or liability (absolute or contingent) incurred by the Company or to which it has become subject except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business; (o) write-off in excess of reserves as uncollectible of any accounts or notes receivable; (p) issue or split-up of, or grant of any option or other right to acquire, any security of the Company; (q) amendment of the Company's Certificate of Incorporation or By-laws; (r) dividend or distribution on or with respect to shares of capital stock or other equity securities of the Company, or any other distribution to the Principals or their affiliates other than (i) payments for salaries, bonuses and regular Business expenses listed on Schedule 3.09(r) hereto and (ii) the distribution to the Principals of $300,000; (s) issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, capital stock, or purchase, redemption or other acquisition of any shares of such capital stock or other equity securities; (t) cancellation of current insurance (or reinsurance) policies or termination of any of the coverage thereunder; (u) any payment or provision with respect to any employee benefit plan, except in the ordinary course of the administration of such plans; (v) grants of any stock options, restricted stock grants, stock appreciation rights or similar instruments or rights; (w) new employment agreement or other contract or arrangement with respect to the performance of personal services which is not terminable without liability by the Company on not more than 30 days' notice; or
(x) oral or written agreement, contract, arrangement or understanding with respect to any of the foregoing.

        Section 3.10. Taxes. Except as specifically set forth in Schedule 3.10:

        (a) All Tax Returns required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects.

        (b) All Taxes for all periods up to the Closing Date that are due and payable by the Company on or before the Closing Date have been or, on or before the Closing Date, will be, fully and timely paid, and adequate reserves or accruals for any and all Taxes for which the Company is liable with respect to any period ending on or before the Closing Date for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been made in the Financial Statements or are disclosed on Schedule 3.07 hereto.

        (c) The Company has timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws ending on or before the Closing Date.

        (d) Kellstrom has received complete copies of any audit report issued within the last 3 years relating to Taxes due from the Company.

        (e) The Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation, except as set forth on Schedule 3.10).

        (f) No written claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

        (g) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have the Principals nor the Company received any written notice from any taxing authority that it intends to conduct such an audit or investigation.

        (h) Neither the Company nor any other person (including any of the Principals on behalf of the Company) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

        (i) None of the Assets is (i) property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

        (j) There are no Liens as a result of any unpaid Taxes upon any of the Assets.

        (k) The Company has properly and timely elected under Section 1362 of the Code, and under each analogous or similar provision of state or local law in each jurisdiction where such an election is available and in which the Company is required to file a Tax Return, to be treated as an "S" corporation for all taxable periods since its inception. There has not been any voluntary or involuntary termination or revocation of any such election.

        (l) No tax is required to be withheld by Kellstrom or Kellstrom Subsidiary under Section 1445 of the Code as a result of the sale of the Assets.

        Section 3.11.        Leased Property.

        (a) Schedule 3.11 hereto identifies all leasehold interests in real property including land and improvements held by the Company which is used or useful in the conduct of the Business of the Company (the "Leased Property"). The Company does not own of record or beneficially any real property. Except as set forth in Schedule 3.11, (i) the Company has assignable leaseholds in all real estate leased by it, in each case under leases which are binding and enforceable against the Company and, to the knowledge of the Company, the other parties thereto and (ii) none of the leasehold interests are subject to any Liens (other than Liens for current property taxes and assessments or mechanics liens, in each case with respect to amounts not in default).

        (b) Except as set forth on Schedule 3.11 hereto, there are no outstanding contracts made by the Company for any improvements to the Leased Property which have not been fully paid for. At the Closing, the Company shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to the Leased Property on behalf of the Company prior to the time of Closing.

        (c) To the Company's or the Principals' knowledge, all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Leased Property, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, and other material items of tangible property and assets are in good operating condition and repair, subject to normal wear and maintenance and are usable in the regular and ordinary course of business. No person other than the Company owns any equipment or other tangible assets or properties situated on the Leased Property or necessary to the operation of Company's Business, except for leased items disclosed on Schedule
3.11 hereto.

        (d) The use and operation of the Leased Property is in full compliance with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions of every Regulatory Authority having jurisdiction over any of the Leased Property, the Company or its Business, and every instrumentality or agency thereof (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped) (collectively, "Laws"), and with all covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Leased Property, except where such non-compliance would not have a Material Adverse Effect. Effective as of the Closing, the Company shall have the right to continue the use and operation of the Leased Property for its current uses in the operation of the Company's Business. The Company has not received any notice of any violation of or investigation regarding any Laws.

        Section 3.12. Environmental Protection. Except as set forth on Schedule 3.12, (i) no Hazardous Substances are present on or below the surface of the Leased Property and such real estate has not previously been used by the Company or the Principals for the manufacture, refining, treatment, storage, or disposal of any Hazardous Substance; (ii) none of the soil, ground water, or surface water of the Leased Property is contaminated by any Hazardous Substance and the Company is not aware of any such contamination from neighboring real estate; and
(iii) except as consistent with applicable Environmental Laws, no Hazardous Substances are being emitted, discharged or released from the Leased Property into the environment, except for such occurrences or circumstances described in clauses (i) through (iii) which would not have a Material Adverse Effect. Except as set forth on Schedule 3.12, the Company is not liable for cleanup or response costs with respect to the emission, discharge, or release of any Hazardous Substance or for any other matter arising under the Environmental Laws due to its operation of the Leased Property.

        Section 3.13. Intellectual Property. Schedule 3.13 contains a schedule of all the Intellectual Property of the Company. The Company has not infringed, and is not now infringing, any trade name, trademark, service mark, copyright, patent, trade secret or other Intellectual Property right belonging to a third party, and it has not received any notice of infringement upon or conflict with the asserted rights of others. Except as set forth on Section 3.13 hereto, none of such Intellectual Property rights are registered with the United States Patent and Trademark Office or the United States Copyright Office. Except as disclosed in Schedule 3.13, the Company is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any Intellectual Property right. There are no trade names, trademarks, service marks, copyrights, patents or applications for patents and trade secrets other than those listed on Section 3.13 which are necessary for the conduct of the Company's Business. The Company is not a party to any outstanding options, licenses or agreements of any kind relating to the foregoing. No partner, officer or employee of the Company or any predecessor has any interest in any of the foregoing rights.

        Section 3.14. Assets. The Assets constitute in the aggregate, all of the assets and tangible personal property owned by, in the possession of, or used by the Company in connection with the Business, and are owned by the Company free and clear of any Liens other than Permitted Liens. Except as disclosed in
Schedule 3.14, no personal property used in connection with the Company's Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in its possession and control. All tangible personal property is in good operating condition and repair, subject to normal wear and maintenance, and is suitable for the conduct of the Business.

        Section 3.15. Inventories. All Inventories of the Company set forth on the Interim Balance Sheet, and all Inventories acquired subsequent to the Balance Sheet Date are valued in accordance with generally accepted accounting principles in the United States, and more particularly in accordance with the cost accounting methods described on Schedule 3.06(a). All such Inventories consist, and at the Closing Date will consist, of a quality and quantity usable and saleable in the ordinary course of business, except for items of obsolete materials, which have been written down on the Interim Balance Sheet to realizable market value in accordance with the cost accounting methods described on Schedule 3.06(a). In the Company's experience, the present quantities of Inventories are, and at the Closing Date will be, reasonable and warranted in the present and then circumstances of the Business.

        Section 3.16. Product Warranty. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, if any, and the Company does not have any material Liability (and there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Interim Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease of such product.

        Section 3.17. Personnel and Plans. Schedule 3.17 comprises a complete and correct list of (a) the names, titles, length of employment or service and current annual salary rates and all other compensation and fringe benefits of each of the employees, officers or consultants of the Company who is engaged in the conduct of the Business; and (b) the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel. The Company is not in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any employee for which it is obligated on the date hereof, and the Company will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date. There are not in existence or, to the Company's or the Principals' knowledge, threatened any (a) work stoppages respecting employees of the Company; or (b) unfair labor or practice complaints against the Company. No representation question exists respecting the employees of the Company and no collective bargaining agreement is currently being negotiated by the Company covering employees of the Company, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. The Company has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of the Company, and, to the best knowledge of the Company, no basis for such audit exists. The Company does not have any severance agreement or other arrangement with respect to severance with any employee of the Company. True and complete copies of the current written personnel policies, manuals and/or handbooks of the Company have previously been delivered to Kellstrom.

        Schedule 3.17 lists each of the following plans, contracts, policies and arrangements which is or, was sponsored, maintained or contributed to by, or otherwise binding upon the Company or, in the case of an "employee pension plan" (as defined in Section 3(2) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (a) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (b) any personnel policy, and (c) any other employment, consulting, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement that is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "Employee Plan"). With respect to each Employee Plan, the Company has delivered to Kellstrom true and complete copies of each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan.

        There are no Liens against the Assets under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. As of the Closing, neither Kellstrom nor Kellstrom Subsidiary will have any obligation to contribute to, or any liability in respect of, any Employee Plan. Each "employee benefit plan" of the Company that has been required to comply with the provisions of Section 4980B of the Code has substantially complied in all material respects.

        Section 3.18. Insurance. Attached hereto as Schedule 3.18 are certificates of insurance setting forth all insurance agreements and policies maintained by the Company, including any and all insurance agreements and policies covering the Business and any life insurance policies maintained by the Company on the lives of its employees, officers or directors, and the type and amounts of coverage thereunder, which Schedule 3.18 reflects all such insurance which is required by law to be maintained by the Company. During the past three years, the Company has not been refused insurance in connection with the Company's Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies, except as set forth in Schedule 3.18 hereto. Such policies are in full force and effect, and the Company is not delinquent with respect to any premium payments thereon. The Company maintains the type and amount of insurance which is adequate to protect its financial condition against the risks involved in the conduct of the Business.

        Section 3.19. Litigation. Except as disclosed in Schedule 3.19, there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending against or affecting the Company relating to any of the transactions contemplated by this Agreement or which could have a Material Adverse Effect. The Company is not in default of any order, writ, injunction or decree of any

Federal, state, local, or foreign court, department, agency or instrumentality which would have a Material Adverse Effect.

        Section 3.20. Compliance with Law. Except as set forth on Schedule 3.20 hereto, the Company has complied with all existing laws, rules, regulations, orders, judgments and decrees applicable to it and its properties, including, without limitation, all laws, regulations, orders and requirements relating to consumer protection, currency exchange, equal opportunity, health, environmental protection, fire, zoning and building, occupation safety and pension matters except where such non-compliance would not have a Material Adverse Effect.

        Section 3.21. Contracts, Obligations and Commitments. Except as set forth on Schedule 3.21 hereto, the Company has no existing contract, obligation or commitment (written or oral) of any nature, including, without limitation, the following: (a) loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a Lien on any of its assets or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person; (b) any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services for an excess of $25,000; (c) any material joint venture contract or arrangement or other material agreement involving a sharing of profits or expenses to which it is a party or by which it is bound; (d) agreements which will materially limit the freedom of the Company to compete in any line of business or in any geographic area or with any person; (e) agreements providing for disposition of the assets of the Company other than in the ordinary course of business or agreements of merger or consolidation to which it is a party or by which it is bound; (f) any lease under which the Company is either lessor or lessee relating to any asset of its Business or any property at which its Business or such assets are located if such lease involves lease payments in excess of $25,000 per year; (g) any contract, commitment or agreement with the federal government or any state or local government or any agency thereof.

        Except as set forth on Schedule 3.21, each contract, agreement, arrangement, plan, lease, license or similar instrument listed on Schedule 3.21 is a valid and binding obligation of the Company and, to the best of the Company's knowledge, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect, and neither the Company, nor, to the best of such Company's knowledge, any other party thereto has breached any material provisions of, nor is in default in any material respect under the terms of (and, to the best of the Company's knowledge, no condition exists which, with the passage of time, the giving of notice, or both, would result in a default under the terms of), any of such contracts.

        Section 3.22. Licenses. The Company has all Licenses necessary from all applicable Regulatory Authorities for the lawful conduct of its Business, all of which are listed on Schedule 2.01(j) hereto, and it is not in default in any material respect under such Licenses.

        Section 3.23. No Broker. The Company has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement and no broker or other person is entitled to any commission or finder's fee in connection with any of such transactions.

        Section 3.24. No Illegal or Improper Transactions. Neither the Company nor any stockholder, officer or employee of the Company, has directly or indirectly, used funds or other assets of the Company, or made any promise or undertaking in such regards, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign;
(c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; (d) gifts, entertainment or other expenses that jeopardize the normal business relations between the Company and any of its customers; or (e) the establishment or maintenance of a secret or unrecorded fund. There have been no false or fictitious entries made in the books or records of the Company, and the Company has records that accurately and validly reflect transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles in the United States and more particularly in accordance with the cost accounting methods described on Schedule 3.06(a).

        Section 3.25. Related Party Transactions. Except as set forth in
Schedule 3.25, no current or former stockholder, officer or employee or any associate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) or any Affiliate of any of the foregoing of the Company, is presently, or during the last three fiscal years has been, (a) a party to any transaction with the Company with respect to the business of the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or stockholder or such associate), or (b) the direct of indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of the Company with respect to the business of the Company, nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company with respect to the business of the Company.

        Section 3.26. Suppliers and Customers. (a) Schedule 3.26(a) lists (i) all suppliers of the Company to which the Company made payments during the year ended December 31, 1996, or expects to make payments during the year ending December 31, 1997, in excess of five percent of the combined cost of sales of the Company for such year and (ii) all customers that paid the Company during the year ended December 31, 1996 or that the Company expects will pay to the Company during the year ending December 31, 1997, more than five percent of the combined revenues of the Company.

        (b) The Company has no information which might reasonably indicate that any of the customers or suppliers listed on the Schedule 3.26(a) intend to cease purchasing from, selling to or dealing with the Company, nor has any information been brought to its attention which might reasonably lead it to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Company or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the Acquisition. The Company has no information which might reasonably indicate, or information which has been brought to its attention which might reasonably lead it to believe that, (i) any supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by the Company which, individually or in the aggregate, exceed $100,000, or (ii) any customer will cancel outstanding or currently anticipated purchase orders placed with the Company which, individually or in the aggregate, exceed $100,000.

        Section 3.27. Accounts Receivable. Except as set forth in Schedule 3.27, each of the accounts receivable of the Company set forth on the Interim Balance Sheet (a) arose from bona fide sales in the ordinary course of business, (b) was entered into under circumstances and by methods usual and customary in the Company's Business, as the case may be, in the applicable state and the collection practices used with respect thereto have been in all respects legal and proper, (c) was entered into, and credit granted pursuant hereto, consistent with the Company's historical credit policies and practices and (d) shall be collected, net of the allowance for bad debt of $50,000 shown on the Interim Balance Sheet, within two hundred seventy (270) days of the Closing Date or, with respect to the accounts receivable described in Schedule 3.27, items 2 and 3, within the longer of (i) eighteen (18) months from the Closing Date and (ii) 120 days from the date the liens on such accounts receivable described on
Schedule 3.04, item 2 are removed. The books of the Company correctly record the principal balance of all accounts receivable and each of the security instruments securing any account receivable, if any, constitutes a valid lien in favor of the Company upon the property which it describes, and is enforceable by the Company and its transferees. The reserves for doubtful accounts shown or reflected in the Interim Financial Statements are adequate and were calculated consistent with past practice. Payments received subsequent to the Closing Date from an account debtor with one or more accounts receivable guaranteed pursuant to Section 3.27(d) (the "Closing Date Receivables") and one or more accounts receivable created following the Closing Date shall be deemed received in respect of, and shall be applied against, the oldest outstanding Closing Date Receivable, unless otherwise specified by the account debtor.

        Section 3.28. Amounts Due From Principals and Affiliates. It is the good faith estimate of the Company and the Principals that, as of the Closing Date, the amount due to the Company from the Principals and their respective Affiliates is $29,382.66.

        Section 3.29. No Misleading Statements. This Agreement, the information and schedules referred to herein and the information that has been furnished to Kellstrom or Kellstrom Subsidiary in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the Business, condition (financial or otherwise), property or assets of the Company which has not been set forth herein.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS

        The Principals, severally and not jointly, represent and warrant to Kellstrom and Kellstrom Subsidiary that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV), except as set forth in the Schedules attached hereto.

        Section 4.01. Due Authorization. Each Principal has full power and authority to execute and deliver this Agreement, the Employment Agreements and the Consulting Agreement and all other documents and agreements to be entered into in connection herewith or necessary to give effect to the provisions of this Agreement (the "Other Agreements") to which such Principal is a party and to perform his obligations hereunder and thereunder. Each Principal has duly executed this Agreement and the Other Agreements to which such Principal is a party, and this Agreement and the Other Agreements to which such Principal is a party is, upon execution and delivery thereof by him, his legal, valid and binding obligation, enforceable against him in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

        Section 4.02. No Conflict. Except as set forth on Schedule 4.02, neither each Principal's execution and delivery of this Agreement and the Other Agreements to which such Principal is a party nor the consummation of the transactions contemplated hereby or thereby by him will (i) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or Regulatory Authority to which such Principal is a party; or (ii) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which the such Principal is a party, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any material Lien upon the assets of such Principal.

        Section 4.03. Brokers. None of the Principals has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement or the Other Agreements.

        Section 4.04. Securities Representation. Each Principal severally agrees that, prior to the delivery of any Warrants issued to each Principal pursuant to the provisions hereof, each Principal will execute and deliver to Kellstrom and Kellstrom Subsidiary an investment letter in the form of Exhibit F hereto. Each certificate representing the Warrants, issued to each Principal, shall bear the following legend:

        "This Warrant and the shares underlying this Warrant shall not be transferable at any time unless (i) a registration statement under the Securities Act of 1933 shall be in effect with respect to such transfer at such time or (ii) counsel for Kellstrom Industries Inc. shall give it an opinion to the effect that such registration under said Act of such transfer at such time is not required."

Each Principal severally represents and warrants to Kellstrom and Kellstrom Subsidiary that no transaction in the Warrants will be effected other than transactions which will be exempt from registration under the Securities Act of 1933, as amended.

        Section 4.05. HSR Matters. None of the Principals may be deemed to be "an ultimate parent entity" (as that term is defined in HSR) with total assets of $100,000,000 or more within the meaning of HSR.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                       KELLSTROM AND KELLSTROM SUBSIDIARY

        Kellstrom and Kellstrom Subsidiary, jointly and severally, represent and warrant to the Company and each Principal that the statements contained in this
Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article V).

        Section 5.01. Organization. Each of Kellstrom and Kellstrom Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and the Other Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

        Section 5.02. Authority and No Conflict. Each of Kellstrom and Kellstrom Subsidiary has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and the Other Agreements to which it is party, and all documents and agreements necessary to give effect to the provisions of this Agreement and the Other Agreements, and this Agreement and the Other Agreements to which it is a party have been duly authorized, executed and delivered by each of Kellstrom and Kellstrom Subsidiary. The execution and delivery of this Agreement and the Other Agreements to which it is a party by each of Kellstrom and Kellstrom Subsidiary does not, and consummation of the transactions contemplated hereby and thereby will not (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of Kellstrom's or Kellstrom Subsidiary's governing instruments; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or Regulatory Authority to which Kellstrom or Kellstrom Subsidiary is a party; or (c) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Kellstrom or Kellstrom Subsidiary is a party, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any material Lien upon the assets of Kellstrom or Kellstrom Subsidiary. All action and other authorizations prerequisite to the execution of this Agreement and the Other Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been taken or obtained by Kellstrom and Kellstrom Subsidiary. This Agreement and the Other Agreements to which it is a party are valid and binding agreements of Kellstrom and Kellstrom Subsidiary enforceable against Kellstrom and Kellstrom Subsidiary in accordance with their terms (except as such enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditor's rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

        Section 5.03. Consents. The execution, delivery and performance by Kellstrom and Kellstrom Subsidiary of this Agreement and the Other Agreements to which it is a party, and the performance of the transactions contemplated hereby and thereby, do not require the authorization, consent, approval, certification, license or order of, or any filing with, any Regulatory Authority or any other third party except for such governmental authorizations, consents, approvals, certifications, licenses and orders that have been obtained.

        Section 5.04. Issuance of Warrants. Kellstrom has the full right, power and authority to issue, execute and deliver the Warrants and the Warrants have been duly authorized, and at the Closing shall be duly executed by Kellstrom and delivered by Kellstrom Subsidiary. The Common Stock issuable upon the exercise of the Warrants has been duly and validly authorized and reserved and, upon issuance thereof upon exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable.

        Section 5.05. Reports of Kellstrom. Kellstrom has delivered to the Company and the Principals (i) Kellstrom's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, (ii) Kellstrom's Quarterly Reports for the fiscal quarters ended March 31, 1997 and June 30, 1997 and (iv) Kellstrom's Definitive Proxy Statement for the Annual Meeting held on August 28, 1997 (collectively, the "SEC Reports"). The SEC Reports, when filed with the Securities and Exchange Commission (the "SEC"), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended. As of their respective dates, the SEC Reports did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein. There have been no Forms 8-K filed by Kellstrom with the SEC since the filing of Kellstrom's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997.

        Section 5.06. No Material Adverse Effect. Since the filing of Kellstrom's Form 10-QSB for the fiscal quarter ended June 30, 1997, there has been no material adverse change in results of operations, financial condition or Business of Kellstrom.

        Section 5.07. Brokers. Except as set forth on Schedule 5.07, neither Kellstrom, Kellstrom Subsidiary nor any of their Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

        Section 5.08. HSR Matters. Neither Kellstrom nor any person who may be deemed to be "an ultimate parent entity" (as that term is defined in HSR) of Kellstrom has total assets or annual net sales of $100,000,000 or more within the meaning of HSR.


                                   ARTICLE VI

                       PRE-CLOSING COVENANT OF THE COMPANY
                               AND THE PRINCIPALS


        Section 6.01 Name Change. At the Closing, the Company will change its name to a name that is not confusingly similar to its current name.


                                   ARTICLE VII

                             POST-CLOSING COVENANTS

                  Post-Closing Covenants of all Parties Hereto

        Section 7.01. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement and the Other Agreements, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request. The Principals acknowledge and agree that from and after the Closing Kellstrom Subsidiary will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company.

        Section 7.02. Tax Matters.

        (a)    Cooperation on Tax Matters.

               (i) Kellstrom, Kellstrom Subsidiary, the Company and the Principals shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

               (ii) Kellstrom, Kellstrom Subsidiary and the Principals further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Regulatory Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

        (b) Allocation of Purchase Price. Following the completion of the Closing Date Balance Sheet, the Company and Kellstrom shall agree upon an allocation of the Purchase Price in its entirety among the Assets and the non-competition provisions of Section 7.09 hereof which is satisfactory to the Company, the Principals, Kellstrom and Kellstrom Subsidiary and as required by
Section 1060 of the Code and Treasury Regulations promulgated thereunder, and consistent with the guidelines set forth on Schedule 7.02. The Company and Kellstrom or Kellstrom Subsidiary shall file all required information and tax returns (and any amendments thereto) in a manner consistent with such allocation and comply with the applicable information reporting requirements of Section 1060 of the Code and Treasury Regulations promulgated thereunder. If, contrary to the intent of the parties hereto as expressed in this Section 7.02, any taxing authority makes or proposes an allocation different from that agreed upon pursuant to this Section 7.02, the Company and Kellstrom or Kellstrom Subsidiary shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be acquired to protect its interests.

        (c) Certain Taxes. All transfer (including, without limitation, any real estate transfer taxes), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by Kellstrom or Kellstrom Subsidiary when due, and Kellstrom Subsidiary will, at its expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, and Kellstrom Subsidiary will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

        Section 7.03 Kellstrom Subsidiary to Act as Agent for the Company. This Agreement shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of the Company thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect the Company's rights thereunder so that Kellstrom Subsidiary would not in fact receive all such rights, then Kellstrom Subsidiary shall act as the agent for the Company in order to obtain for Kellstrom Subsidiary the benefits thereunder and to assume the liabilities thereunder. Nothing herein shall be deemed to make Kellstrom Subsidiary the Company's agent in respect of the Excluded Assets.

        Section 7.04 Delivery of Property Received by the Company or Kellstrom Subsidiary After Closing. From and after the Closing, Kellstrom Subsidiary shall have the right and authority to collect, for the account of Kellstrom Subsidiary, all assets which shall be transferred or are intended to be transferred to Kellstrom Subsidiary as part of the Assets as provided in this Agreement, and to endorse with the name of the Company (without recourse or warranty except to the extent set forth herein) any checks or drafts received on account of any such assets. The Company agrees that it will transfer or deliver to Kellstrom Subsidiary promptly after the receipt thereof, any cash or other property which the Company receives after the Closing Date in respect of any assets transferred or intended to be transferred to Kellstrom Subsidiary as part of the Assets under this Agreement. In addition, Kellstrom Subsidiary agrees that it will transfer or deliver to the Company, promptly after receipt thereof, any cash or other property which Kellstrom Subsidiary receives after the Closing Date in respect of any assets not transferred or intended to be transferred to Kellstrom Subsidiary as part of the Assets under this Agreement.

        Section 7.05 Kellstrom Subsidiary Appointed Attorney for the Company. The Company, effective at the Closing Date, hereby constitutes and appoints Kellstrom Subsidiary, and its successors and assigns, the true and lawful attorney of the Company, in the name of Kellstrom Subsidiary or the Company (as Kellstrom Subsidiary shall determine in its sole discretion) but for the benefit of Kellstrom Subsidiary: (i) to institute and prosecute all proceedings which Kellstrom Subsidiary may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets as provided for in this Agreement; (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Kellstrom Subsidiary shall deem advisable; and (iii) to take all action which Kellstrom Subsidiary, its successors or assigns may reasonably deem proper in order to provide for Kellstrom Subsidiary, its successors or assigns, the benefits under any of the Assets where any required consent of another party to the sale or assignment thereof to Kellstrom Subsidiary pursuant to this Agreement shall not have been obtained. The Company acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Kellstrom Subsidiary shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof. Kellstrom Subsidiary agrees to act in good faith in seeking to collect, assert or enforce any claim against any third party in accordance with this Section 7.05.

Notwithstanding the foregoing, the power of attorney set forth in this Section
7.05 shall not apply in the event that the Company or any Principal has an indemnification obligation under Article X and is complying with such obligation.

        Section 7.06 Payment of Liabilities. Following the Closing Date each of Kellstrom Subsidiary and the Company agrees to discharge in accordance with their terms the Assumed Liabilities and the Excluded Liabilities, respectively.

        Section 7.07 Subsequent Liability. If, subsequent to the Closing Date, any liability for Taxes measured by the income of the Company relating to the Assets or the conduct of the Business is imposed on Kellstrom or Kellstrom Subsidiary with respect to any period prior to and through the Closing Date which has not otherwise been assumed by Kellstrom or Kellstrom Subsidiary pursuant to this Agreement, then the Company and the Principals, jointly and severally, shall indemnify and hold Kellstrom and Kellstrom Subsidiary harmless, from and against, and shall pay, the full amount of such Tax liability, including any interest, additions to tax and penalties thereon, together with interest on such additions to tax or penalties (as well as reasonable attorneys' or other fees and disbursements of Kellstrom and Kellstrom Subsidiary incurred in determination thereof or in connection therewith), or the Company and the Principals shall, at their sole expense and in their reasonable discretion, either settle any Tax claim that may be the subject of indemnification under this Section 7.07 at such time and on such terms as they shall deem appropriate or assume the entire defense thereof, provided, however, that the Company and the Principals shall not in any event take any position in such settlement or defense that subjects Kellstrom or Kellstrom Subsidiary to any civil fraud or any civil or criminal penalty. Notwithstanding the foregoing, neither the Company nor the Principals shall consent, without the prior written consent of Kellstrom Subsidiary, which prior written consent shall not be unreasonably withheld, delayed or conditioned, to any change in the treatment of any item which would adversely affect the tax liability of Kellstrom or Kellstrom Subsidiary for a period subsequent to the Closing Date.

        Section 7.08. Consents. The Company and the Principals shall use their best efforts to promptly obtain the consents listed on Schedule 3.05(a) hereto, to the extent requested by Kellstrom or Kellstrom Subsidiary. In addition, to the extent that the consent of the New York Business Development Corp. and U.S. Small Business Administration is not received within 60 days of the Closing Date, the Company and/or the Principals shall cause the indebtedness or other obligations to such entities to be repaid such that their consent is not required for the consummation of the transactions contemplated by this Agreement.

        Section 7.09. Non-Competition. Each of the Company and the Principals agrees that none of them nor any of their affiliates will, for a period of five
(5) years from the Closing Date, in the United States or elsewhere in the world directly or indirectly (i) own, invest in, assist in the development of, or have any management role in, any firm, corporation, business or other organization or enterprise engaged, directly or indirectly, in the purchasing, refurbishing, manufacturing, marketing or distribution of jet, turbo prop or other aircraft engines or jet, turbo prop or other aircraft engine parts, or any other aircraft part, without prior written consent of Kellstrom; provided, however, that nothing herein shall in any way restrict Zvi Bar-On from, directly or indirectly, owning, investing in, assisting in the development of, or having any management role in, any computer software company servicing the "after-market" jet engine business, (ii) solicit for employment any employee of Kellstrom or Kellstrom Subsidiary or any of their affiliates, or (iii) interfere with, disrupt or attempt to disrupt the relationship between Kellstrom or Kellstrom Subsidiary or any of their affiliates, on the one hand, and any of their respective employees, customers or suppliers, on the other hand. Nothing herein contained, however, shall restrict the Company or the Principals from making any investments in any company (but without otherwise participating in the activities of such company) whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, as long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of Kellstrom or Kellstrom Subsidiary. If any court determines that any of the restrictive covenants set forth in this Section 7.09, or any part of such covenants, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

        Termination of the Employment Agreements or the Consulting Agreement, or the non-competition provisions contained therein, shall in no way affect or diminish the obligations of the Principals pursuant to this Section 7.09.

        Section 7.10. Consulting Services.

        Zvi Bar-On shall provide Kellstrom Subsidiary with the consulting services described in the Consulting Agreement during the Consulting Period (as defined in the Consulting Agreement), in accordance with the terms of the Consulting Agreement.

                       Post-Closing Covenants of Kellstrom

        Section 7.11. Employee Matters.

        (a) The Company acknowledges that it has no information that Kellstrom Subsidiary would not qualify for successor status under Rev. Proc. 84-77. Pursuant to that pronouncement, the parties agree Kellstrom Subsidiary will file (with the federal government and the state, where appropriate) a single W-2 for each employee, reporting the wages paid by both Kellstrom Subsidiary and the Company. In addition, both parties will file 941's for the quarter during which the sale takes place, reflecting the wages and deposits made during its period of ownership.

        (b) Except as set forth on Schedule 7.11 hereto, Kellstrom Subsidiary shall offer employment to all current employees of the Company at substantially similar terms to those currently offered by the Company. Notwithstanding the foregoing or any other provision herein, no term of this Agreement shall be deemed to create any contract between Kellstrom or Kellstrom Subsidiary and any such employee which gives the employee the right to be retained in the employment of Kellstrom Subsidiary or any related employer, or to interfere with Kellstrom Subsidiary's right to terminate employment of any employee at any time or to change its policies regarding salaries, benefits and other employment matters at any time or from time to time. The representations, warranties, covenants and agreements contained herein are for the sole benefit of the parties hereto, and employees are not intended to be and shall not be construed as beneficiaries hereof.

        (c) Neither Kellstrom nor Kellstrom Subsidiary shall assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any Employee Plan. Without limiting the foregoing, the Company shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events that occur on or before the Closing Date, and the Company shall otherwise retain all obligations and liabilities under the Employee Plans.

        (d) No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of employment with Kellstrom or Kellstrom Subsidiary or in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan, contract, policy or arrangement which may be established by Kellstrom or Kellstrom Subsidiary. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans, contracts, policies or arrangements of Kellstrom or Kellstrom Subsidiary.

        Section 7.12. Relocation. Kellstrom and Kellstrom Subsidiary agree that the Company's operations at 44 Hudson Street, New York, New York shall not be relocated prior to June 30, 1998 without the Principals' consent.

        Section 7.13. Monthly DAGM Reports. Within forty five (45) days of the end of each calendar month (other than December) through November 30, 2000, Kellstrom shall furnish a report to the Principals setting forth the calculation of the DAGM for the month then ended. It is agreed and understood that such reports are delivered for informational purposes only and any right to contest the Kellstrom Determination shall be solely as set forth in Section 2.03(c) above.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO KELLSTROM'S AND KELLSTROM
                            SUBSIDIARY'S PERFORMANCE.

        The obligations of Kellstrom and Kellstrom Subsidiary under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below. Kellstrom and Kellstrom Subsidiary may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Kellstrom or Kellstrom Subsidiary of any of their other rights or remedies, at law or in equity, if the Company or the Principals is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

        Section 8.01. Accuracy of Representations and Warranties. All representations and warranties by the Company and each Principal in this Agreement or in the Other Agreements or in any written statement that is delivered to Kellstrom pursuant to this Agreement will be true and accurate on and as of the Closing Date as though made on that date.

        Section 8.02. Performance. The Company and the Principals will have performed, satisfied and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

        Section 8.03. No Material Adverse Effect. There shall have been no Material Adverse Event or Material Adverse Effect with respect to the Company.

        Section 8.04. Certification by the Company. Kellstrom will have a received certificate, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of the Company, certifying, in such detail as Kellstrom and its counsel may reasonably request, that the conditions specified in Sections 8.01 through 8.03 and 8.06 and 8.07 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of the Company pertaining to the authorization of the execution, delivery and performance of this Agreement.

        Section 8.05. Certification by the Principals. Kellstrom will have received certificates, dated the Closing Date, signed by the Principals certifying, in such detail as Kellstrom and its counsel may reasonably request, that the conditions specified in Sections 8.01 through 8.03 and 8.06 and 8.07 hereof have been fulfilled.

        Section 8.06. Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted and served or threatened against the Company, the Principals, any Affiliate of any of the foregoing or the Assets on or before the Closing Date.

        Section 8.07. Government Authorization. All agreements and consents necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained by the Company and the Principals, and no Federal, state or other authority having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions.

        Section 8.08. Opinion of the Company's Counsel. Kellstrom shall have received from counsel to the Company and the Principals its favorable opinion dated the Closing Date in the form of Exhibit G hereto.

        Section 8.09. Termination of Credit Facilities. Subject to the satisfaction of Kellstrom Subsidiary of the provisions of Section 9.08 below, the Revolving Credit Agreement (the "Revolving Credit Agreement"), dated as of October 4, 1996, with The Chase Manhattan Bank ("Chase"), as amended, and all obligations under the term notes evidencing the Leasehold Related Indebtedness and all security agreements, guaranties and other agreements relating to each of the foregoing shall have been terminated and the Company shall deliver UCC-3 termination statements executed by Chase releasing all Liens of Chase with respect to the Assets.

        Section 8.10. Name Change. The Company shall have changed its name to a name that is not confusingly similar to its current name.

        Section 8.11. Agreements.  At the Closing Date:

        (a) the Employment Agreements shall be executed and delivered by the parties thereto; and

        (b) the Consulting Agreement shall be executed and delivered by the parties thereto;

        (c) The Company shall have entered into a lease agreement, in the form of Exhibit H hereto, with Zvi Bar-On covering the Leased Property.


                                   ARTICLE IX

                      CONDITIONS PRECEDENT TO THE COMPANY'S
                        AND THE PRINCIPALS' PERFORMANCE.

        The obligations of the Company and the Principals under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. The Company and the Principals may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver of any of the Company's other rights or remedies, at law or in equity, if Kellstrom or Kellstrom Subsidiary is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

        Section 9.01. Accuracy of Kellstrom's and Kellstrom Subsidiary's Representations and Warranties. All representations and warranties by Kellstrom and Kellstrom Subsidiary contained in this Agreement or in any written statement delivered by Kellstrom under this Agreement will be true and accurate on and as of the Closing Date as though such representations and warranties were made on and as of that date.

        Section 9.02. Performance. Kellstrom and Kellstrom Subsidiary will have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

        Section 9.03. No Material Adverse Effect. There shall have been no Material Adverse Event or Material Adverse Effect with respect to Kellstrom.

        Section 9.04. Certificates. The Company and each Principal will have received certificates, dated the Closing Date, signed by the president or vice president and secretary or assistant secretary of Kellstrom certifying, in such detail as the Company and its counsel may reasonably request, that the conditions specified in Sections 9.01 through 9.03 and 9.05 through 9.07 hereof have been fulfilled, including, but not limited to, certified copies of all resolutions of Kellstrom and Kellstrom Subsidiary pertaining to corporate authorization of the execution, delivery and performance of this Agreement.

        Section 9.05. Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or to their consummation, will have been instituted and served or threatened in writing on or before the Closing Date.

        Section 9.06. Government Authorization. All agreements and consents necessary to permit the consummation of the transactions contemplated by this Agreement shall have been obtained by Kellstrom and Kellstrom Subsidiary and delivered to the Company, and no Federal, state or other authority having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions.

        Section 9.07. Consents. Consents (if any) in form and substance reasonably satisfactory to the Company, the Principals and their counsel, to the consummation by Kellstrom and Kellstrom Subsidiary of the transactions contemplated hereby shall have been obtained.

        Section 9.08. Payment. Kellstrom Subsidiary shall have delivered the consideration required to be delivered at the Closing as set forth in Section 2.03, and shall have paid $3,710,798.37 to Chase in full payment of all obligations under the Revolving Credit Agreement, and the term notes evidencing the Leasehold Related Indebtedness.

        Section 9.09. Opinion of Kellstrom's Counsel. The Company and the Principals shall have received from counsel to Kellstrom its favorable opinion dated as of the Closing Date in the form of Exhibit I hereto.

                                    ARTICLE X

                                 INDEMNIFICATION

        Section 10.01. Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of twelve
(12) months, regardless of any investigation made by Kellstrom, Kellstrom Subsidiary, the Company or the Principals or on their behalf; provided, however, that the representations and warranties contained in Sections 3.10, 3.12 and 3.17, relating to Taxes, environmental matters and ERISA, respectively, shall survive and remain in full force and effect for the periods equal to the applicable statutes of limitation relating thereto.

        Section 10.02. Indemnification Provisions for Benefit of Kellstrom and Kellstrom Subsidiary. In the event the Company or any of the Principals breaches (or in the event any third party alleges facts that, if true, would mean the Company, or any of the Principals has breached) any of their representations, warranties and covenants contained herein, then the Company and the Principals, jointly and severally (and severally as to Article IV) agree to indemnify Kellstrom and Kellstrom Subsidiary from and against all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which Kellstrom or Kellstrom Subsidiary may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach). In addition, the Company and the Principals, jointly and severally, shall indemnify Kellstrom and Kellstrom Subsidiary from and against the entirety of all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which Kellstrom or Kellstrom Subsidiary may suffer at any time resulting from, arising out of, relating to, in the nature of or caused by the items described on Schedule 3.04 item 2, Schedule 3.19 and
Schedule 3.27. Notwithstanding anything contained herein to the contrary: (i) Kellstrom and Kellstrom Subsidiary shall not seek indemnification from the Company or the Principals relating to a Product Liability Claim to the extent (and only to the extent) that Kellstrom and Kellstrom Subsidiary are entitled to coverage (following any deductible) under a product liability insurance policy, if any, maintained by either of them, it being understood and agreed that neither Kellstrom nor Kellstrom Subsidiary shall be under any obligation whatsoever to maintain any such product liability insurance policy; (iii) Kellstrom and Kellstrom Subsidiary shall not be entitled to indemnification relating to a breach of the representation and warranty contained in Section 3.27(d) to the extent that (A) the damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses suffered by Kellstrom or Kellstrom Subsidiary would have been covered by the CNA Credit Insurance currently carried by the Company, and Kellstrom or Kellstrom Subsidiary failed to maintain such insurance notwithstanding that such insurance policy was made available to Kellstrom or Kellstrom Subsidiary or (B) Kellstrom and Kellstrom Subsidiary fail to act in a commercially reasonable manner to collect amounts due under the accounts receivable which is the subject of the claim for indemnification; and (iv) to the extent that the Company or the Principals have paid Kellstrom or Kellstrom Subsidiary the amount of an account receivable as a result of an indemnification obligation relating to a breach of the representation and warranty contained in Section 3.27(d), Kellstrom Subsidiary shall assign such account receivable, to the extent paid, to the Company or the Principals as designated by them, and Kellstrom or Kellstrom Subsidiary shall reimburse the Company or the Principals as designated by them if and to the extent that Kellstrom or Kellstrom Subsidiary is subsequently paid amounts on such assigned account receivable.

        Section 10.03. Indemnification Provisions for Benefit of the Company and the Principals. In the event Kellstrom breaches (or in the event any third party alleges facts that, if true, would mean Kellstrom has breached) any of its representations, warranties and covenants contained herein, then Kellstrom and Kellstrom Subsidiary, jointly and severally, agree to indemnify the Company and the Principals from and against the entirety of all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which the Company or the Principals may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

        Section 10.04. Matters Involving Third Parties. (a) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party hereto (the "Indemnifying Party") under this Article X, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

        (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing Business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. Notwithstanding the foregoing or anything else in this Agreement to the contrary, (i) in the event of a claim by Kellstrom Subsidiary or Kellstrom for indemnification based on a Third Party Claim as a result of a breach of the representation and warranty contained in Section 3.16 (a "Product Liability Claim"), it is understood and agreed that Kellstrom and Kellstrom Subsidiary shall pay the reasonable legal fees and expenses incurred from and after the Closing Date in defending the Product Liability Claim and Kellstrom and Kellstrom Subsidiary shall conduct the defense of such Product Liability Claim; provided, however that if the Company or the Principals determine to retain independent counsel, the Company and the Principals shall bear the costs of such counsel and (ii) Kellstrom or Kellstrom Subsidiary shall pay the reasonable legal fees and expenses incurred in defending the lawsuit in the District Court of Tel Aviv, Complaint No. 990/97, entitled Kamtech Systems Ltd. v. Aero Support USA Inc. and the related arbitration and Kellstrom or Kellstrom Subsidiary shall conduct the defense of such lawsuit; provided, however, that if the Company or the Principals determine to retain independent counsel, the Company and the Principals shall bear the costs of such counsel.

        (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.04(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld, delayed or conditioned unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, delayed or conditioned unreasonably); provided, however that the Indemnified Party shall have the right to employ its counsel in any action and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party (subject to clause (i) of the second sentence of Section 10.02) in the event that the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of such defense of such action (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party).

        (d) In the event any of the conditions in Section 10.04(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for all damages, costs, liabilities, losses and expenses, including reasonable attorneys' fees and expenses, which the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article X.

        Section 10.05. Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party hereto may have for breach of representation, warranty or covenant. Each Principal hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he was a stockholder, director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Kellstrom or Kellstrom Subsidiary against such Principal (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).

        Section 10.06. Limitations on Indemnity and Liability. Neither Kellstrom nor Kellstrom Subsidiary shall be entitled to (i) make any claim for indemnity under this Article X for the Company's or the Principals' breaches of representations and warranties or (ii) make any claim against any of the Company or the Principals under this Agreement for any reason, until such time as all damages on account thereof total $250,000, at which time and thereafter Kellstrom and Kellstrom Subsidiary shall be entitled to recover amounts in excess of $150,000. The maximum amount that may be claimed against: (w) the Company and the Principals shall be $10 million in the aggregate (regardless of whether or not the Company is dissolved following the Closing); (x) Zvi Bar-On shall be $6 million; (y) Michael Navon shall be $2 million; and (z) Mordechai Markowicz shall be $2 million.

                                   ARTICLE XI

                                   TERMINATION

        Section 11.01. Termination of Agreement. Certain of the parties may terminate this Agreement as provided below:

               (i) Kellstrom and the Principals may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Kellstrom may terminate this Agreement by giving written notice to the Principals at any time prior to the Closing (A) in the event the Company or any of the Principals has breached any representation, warranty or covenant contained in this Agreement and such breach has not been cured or (B) if the Closing shall not have occurred on or before September 10, 1997, by reason of the failure of any condition precedent under Article VIII hereof (unless the failure results primarily from Kellstrom itself breaching any representation, warranty or covenant contained in this Agreement); and

               (iii) the Company and the Principals may terminate this Agreement by giving written notice to Kellstrom at any time prior to the Closing
        (A) in the event Kellstrom has breached any representation, warranty or covenant contained in this Agreement and such breach has not been cured or (B) if the Closing shall not have occurred on or before September 10, 1997, by reason of the failure of any condition precedent under Article IX hereof (unless the failure results primarily from any of the Company or the Principals themselves breaching any representation, warranty or covenant contained in this Agreement).

        Section 11.02. Effect of Termination. If any party terminates this Agreement pursuant to Section 11.01 above, all rights and obligations of the parties hereunder shall terminate without any Liability of any party hereto to any other party hereto (except for any Liability of any party then in breach).

                                   ARTICLE XII

                                  MISCELLANEOUS

        Section 12.01. Effect of Due Diligence. No investigation by or on behalf of Kellstrom or Kellstrom Subsidiary into the Business, operations, prospects, assets or condition (financial or otherwise) of the Company shall diminish in any way the effect of any representations or warranties made by Principals or the Company in this Agreement or shall relieve Principals or the Company of any of their obligations under this Agreement except to the extent set forth in
Section 12.10.

        Section 12.02. Press Releases and Public Announcements. Neither the Company nor the Principals shall issue any press release or make any public announcement relating to the subject matter of this Agreement. Kellstrom may make any public disclosure it believes in good faith is required by applicable law.

        Section 12.03. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

        Section 12.04. Bulk Sales Law. Kellstrom and Kellstrom Subsidiary hereby waives compliance by the Company with all applicable bulk sales laws.

        Section 12.05. Entire Agreement. This Agreement and the Other Agreements constitute the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof and thereof.

        Section 12.06. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Kellstrom and the Principals; provided, however, that (a) Kellstrom may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Kellstrom nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (b) the Company may assign its right to receive any or all of the purchase price to the parties set forth in the Notes and the Additional Payments Schedules.

        Section 12.07. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        Section 12.08. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 12.09. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) on the date of delivery, if delivered to the persons identified below, (b) two Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


        If to the Principals:       Zvi Bar-On
                                    377 Rector Place, Apt. 23F
                                    New York, New York  10280

        Copy to:                    Gratch Jacobs & Brozman, P.C.
                                    950 Third Avenue
                                    New York, New York 10022
                                    Attn: Andrew Reinhard, Esq.


        If to Kellstrom             Kellstrom Industries, Inc.
        or Kellstrom Subsidiary:    14000 N.W. 4th Street
                                    Sunrise, Fl 33325
                                    Attn:  Zivi R. Nedivi

        Copy to:                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, New York  10103
                                    Attn:  Richard H. Gilden, Esq.

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

        Section 12.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

        Section 12.11. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Kellstrom, the Company and Principals. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Anything contained in this Agreement to the contrary notwithstanding, in the event that Kellstrom has been advised in writing by the Principals of a misrepresentation or breach of warranty prior to the Closing, the Principals shall be permitted to amend the appropriate Schedule(s) to cure such misrepresentation or breach prior to the Closing; provided, however, that if any changes reflected on such Schedules have, or could be reasonably expected to have, a Material Adverse Effect on the Company or a material adverse effect on the value of the transaction as a whole, Kellstrom shall not be obligated to consummate the transactions contemplated hereby. If Kellstrom elects not to consummate the transactions contemplated hereby in accordance with provisions of the preceding sentence, such election will be treated as a termination of this Agreement pursuant to Article XI hereof. If Kellstrom elects to consummate the transactions contemplated hereby notwithstanding a revision to the Schedules hereto, the Schedules, as so revised, will be deemed to have been reinstated as of the date hereof as if they had been originally attached to this Agreement.

        Section 12.12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        Section 12.13. Expenses. Each of Kellstrom and Kellstrom Subsidiary and Principals will bear his or its own costs and expenses (including legal fees and expenses), and the Principals shall bear the costs and expenses (including legal fees and expenses) of the Company, in each case incurred in connection with this Agreement and the transactions contemplated hereby. The Principals agree that the Company has not borne and will not bear any of the Principal's costs and expenses (including any of its legal fees and expenses) in connection with this Agreement or the Other Agreements or any of the transactions contemplated hereby or thereby.

        Section 12.14. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

        Section 12.15. Incorporation of Exhibits, Annexes, and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        Section 12.16. Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

               IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

                                            KELLSTROM INDUSTRIES,INC.


                                            By:
                                               ---------------------------------
                                                  Zivi R. Nedivi
                                                  President and
                                                  Chief Executive Officer



                                            AERO SUPPORT HOLDINGS, INC.


                                            By:
                                               ---------------------------------
                                                 Zivi R. Nedivi
                                                 President



                                            AERO SUPPORT USA INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------



                                            ------------------------------------
                                            Zvi Bar-On


                                            ------------------------------------
                                            Mordechai Markowicz


                                            ------------------------------------
                                            Michael Navon